CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Board of Trustees and Shareholders

Evergreen Select Fixed Income Trust

 We consent to the use of our report dated December 10, 2004 for Evergreen International Bond Fund, a series of the Evergreen Select Fixed Income Trust, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL HIGHLIGHTS” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts February 25, 2005